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                                                                   EXHIBIT 10.22



                            NONCOMPETITION AGREEMENT

        This NONCOMPETITION AGREEMENT (the "Agreement") is made as of September 29, 1997, by and among DataWorks Corporation, a California corporation ("Parent"), DataWorks Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), and Robert C. Vernon ("Stockholder").

                                    RECITALS

        Stockholder is a stockholder of Interactive Group, Inc., a Delaware corporation ("Company"). Parent, Merger Sub and Company have entered into an Agreement and Plan of Merger and Reorganization dated as of July 31, 1997 (the "Reorganization Agreement"), providing for the acquisition (the "Acquisition") by Parent of Company pursuant to a merger of Merger Sub and Company (the "Merger"). Stockholder plans to vote in favor of the Merger and receive all the benefits of the Merger; and in connection therewith and in exchange for the additional consideration provided herein, Stockholder has agreed pursuant to and to the extent permitted by Section 16601 of the Business and Professions Code of the State of California not to compete with Company in the manner and to the extent herein set forth. Stockholder is entering into this Agreement as an inducement to Parent and Merger Sub to consummate the Merger, with all of the attendant financial benefits to Stockholder as a stockholder of Company.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, Merger Sub, Parent and Stockholder agree as follows:

1. ACKNOWLEDGMENTS BY STOCKHOLDER. Stockholder acknowledges that by virtue of his position with Company he has developed considerable expertise in the business operations of Company and has had access to extensive confidential information with respect to Company. Stockholder recognizes that Merger Sub and Parent would be irreparably damaged, and their substantial investment in Company materially impaired, if Stockholder were to enter into an activity competing with Company's business in violation of the terms of this Agreement or if Stockholder were to disclose or make unauthorized use of any confidential information concerning the business of Company. Accordingly, Stockholder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Stockholder in all respects.

2. CONFIDENTIALITY. Stockholder hereby expressly affirms that any confidentiality agreement previously entered into between Company and Stockholder in effect as of the date hereof (the "Confidentiality Agreement") is and shall remain in full force and effect and Stockholder specifically agrees that the rights and privileges of Company under the Confidentiality Agreement shall inure to the benefit of Parent and Merger Sub, to the same extent as if they were original parties thereto, as well as to Company. Further, Stockholder hereby expressly agrees that Company's rights under this Agreement are in addition to, but not in substitution of, its rights under the Confidentiality Agreement and the Confidentiality Agreement remains in full force and effect.


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3.      NONCOMPETITION. Until the later of (a) five (5) years after completion of the Merger or (b) three (3) years after termination of Stockholder's employment with Parent, Stockholder shall not, directly or indirectly, without the prior written consent of Parent, (i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor, licensee or otherwise with, any business or enterprise engaged in any business which is competitive with the business of Company, within each of the geographical units which are listed in Appendix A hereto (the "Territory"), or (ii) engage in any other manner, within the Territory, in any business which is competitive with the business of Company. For the purposes of this Section 3, the "business of Company" shall be defined as set forth in Appendix B hereto (which also includes a list of companies deemed by the parties to be in competition with the business of Company and therefore covered by the terms of this Noncompetition Agreement). Notwithstanding the above, Stockholder shall not be deemed to be engaged directly or indirectly in any business in contravention of subparagraphs (i) or
(ii) above, if (x) Stockholder participates in any such business solely as a passive investor in up to 1% of the equity securities of a company or partnership, the securities of which are publicly traded, or (y) Stockholder is employed by a business or enterprise that is engaged primarily in a business other than the business of Company and Stockholder does not apply his expertise at such business or enterprise to that part of such business or enterprise that is or could be competitive with the business of Company.

4. NON-INTERFERENCE. Stockholder further agrees that until the later of (a) five (5) years following completion of the Merger or (b) three (3) years following termination of Stockholder's employment with Parent, he will not, without the prior written consent of Parent, (i) interfere with the business of Company, Parent or Merger Sub, by soliciting, attempting to solicit, inducing, or otherwise causing any employee or consultant of Company, Parent or Merger Sub to terminate his or her employment as such in order to become an employee, consultant or independent contractor to or for any competitor of Company, Parent or Merger Sub or to or for any company with which Stockholder is associated in any way; or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractor of Company to terminate their relationships with, or to take any action that would be disadvantageous to the business of, Company.

5. NONCOMPETITION PAYMENT. In consideration of Stockholder's obligations described herein, concurrent with the Effective Time (as defined in the Reorganization Agreement) of the Merger, the Company shall pay to Stockholder the amount of $1,150,000.


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6.      INDEPENDENCE OF OBLIGATIONS. The covenants of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and Merger Sub, Company or Parent or any of their subsidiaries, on the other, and the existence of any claim or cause of action by Stockholder against Merger Sub, Company or Parent or any of their subsidiaries shall not constitute a defense to the enforcement of such covenants against Stockholder.

7. EQUITABLE RELIEF. Stockholder expressly acknowledges that damages alone will not be an adequate remedy for any breach by Stockholder of the covenants set forth in Sections 2, 3, and 4 hereof and that the other parties hereto, in addition to any other remedies which they may have, shall be entitled, as a matter of right, to injunctive relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Stockholder of any of said covenants.

8.      SEVERABILITY, ETC.

(a) If any provision of this Agreement shall be held by a court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, activity and/or subject as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(b) The parties intend that the covenant contained in Section 3 above shall be construed as a series of separate covenants, one for each geographical unit specified. Except for geographical coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 3 above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

9. NOTICES. All notices or other communications hereunder shall be in writing and deemed given if and when delivered to a party in person, or if and when mailed by registered or certified mail, return receipt requested, to the parties at the addresses set forth below or such other addresses as shall be specified by notice to the other party hereunder:


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        To Parent or
        Merger Sub at:

                             DataWorks Corporation
                             5910 Pacific Center Boulevard
                             San Diego, CA 92121
                             Attn:  President


        To Stockholder at:

                             3230 Rutledge Drive
                             Las Vegas, NV  89120

10. WAIVER OF BREACH. The failure or delay by Parent or Merger Sub in enforcing any provision of this Agreement shall not operate as a waiver thereof, and the waiver by Parent or Merger Sub or a breach of any provision of this Agreement by Stockholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

11. ASSIGNMENT. This Agreement shall be assignable by Parent or Merger Sub only to any person, firm or corporation which may become a successor in interest by purchase, merger or otherwise to Parent, Merger Sub or Company or the business operated by Parent, Merger Sub or Company. This Agreement is not assignable by Stockholder.

12. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Confidentiality Agreement represent the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith (other than the Confidentiality Agreement). They may not be altered or amended except by an agreement in writing signed by the parties to be bound.

13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Parent and its permitted successors and assigns and Stockholder and Stockholder's heirs and legal representatives.

14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as applied to contracts entered into between California residents and to be performed entirely within California.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


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                                        STOCKHOLDER

                                        /s/ Robert C. Vernon
                                        ---------------------------------------



                                        DATAWORKS CORPORATION

                                        By: /s/ Norman R. Farquhar
                                            -----------------------------------



                                        DATAWORKS ACQUISITION SUB, INC.

                                        By: /s/ Norman R. Farquhar
                                            -----------------------------------



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                                   APPENDIX A

                                    TERRITORY


        (1) All counties of California, (2) all other states and territories of the United States of America and provinces and territories of Canada, and (3) any other foreign country or territory in which the business of Company is carried on, or in which Company intends to carry on business.










                                       6.
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                                   APPENDIX B

                                    BUSINESS


        Enterprise Resource Planning (ERP)-related software applications for the manufacturing and industrial product marketplaces.










                                       7.